SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): February 2, 2021

CANNAGISTICS, INC.

 (Exact name of registrant as specified in charter)

Delaware	000-55711	86-3911779
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 Motor Parkway, Suite 401 Hauppauge, NY	11788
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 631-787-8455

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

[ ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]       Pre-commencement communications pursuant to Rule 13ed-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (c)

On December 6, 2021, Cannagistics, Inc. (the “Company”), finalized the appointment of Jim Morrison, 62, as the Company’s Chief Executive Officer and President, effective immediately upon the resignatikon of employment of Rob Gietl, the then Chief Executive Officer. Mr. Morrison was appointed to the Company’s Board of Directors in November 2021.

Mr. Morrison’s biographical information as required by Item 401(b) of Regulation S-K, and business experience as required by Item 401(e) of Regulation S-K was previously disclosed in the Company’s Current Report on Form 8-K filed on November 10, 2021.

In connection with the appointment of Mr. Morrison, effective December 6, 2021, Rob Gietl resigned as President, Chief Executive Officer and director of the Company.

Item 8.01 Other Events.

On February 2, 2021, the Supreme Court of the State of New York, County of Suffolk entered an order granting summary judgment to Jeffrey Gates, the plaintiff, against Cannagistics, Inc., a Nevada corporation, which is a subsidiary of the Company, and James Zimbler, our Vice President of Operations and former director, the defendants (Index No. 602019/2020), for $151,712.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cannagistics, Inc.

Date: December 16, 2021	By:	/s/ James W. Zimbler
James W. Zimbler Vice President

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